Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Annual Report (the “report”) of Optimized Transportation Management, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, I, Kevin P. Brennan, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 31, 2010

By:  /s/ Kevin P. Brennan

Kevin P. Brennan

Chief Executive Officer and

Chief Financial Officer

Contact:	Kevin P. Brennan
Chief Executive Officer
Optimized Transportation Management, Inc.
(412) 258-2260